UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2013

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 19, 2013, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release (the “Press Release”) announcing that it was presenting positive data from a human abuse liability study for NKTR-181 (the “HAL Study”) at the 2013 Annual Meeting of The College on Problems of Drug Dependence in San Diego, California. A copy of the Press Release is furnished herewith as Exhibit 99.1.

In the Press Release, Nektar announced that it would hold a Webcast conference call at 10:00 a.m. (Pacific Time) and 1:00 p.m. (Eastern Time) on June 19, 2013 to review the data from the HAL Study. The conference call and associated presentation materials will be accessible through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com.

On this conference call, management expects to make certain forward-looking statements regarding Nektar’s business including but not limited to statements regarding the potential of NKTR-181 to be a potentially new opioid therapy with reduced abuse potential. These forward-looking statements involve substantial risks and uncertainties including but not limited to:

•	Certain of Nektar’s drug candidates, including NKTR-181, are in clinical development and the risk of failure remains high and can unexpectedly occur at any time due to lack of efficacy, frequency or severity of adverse safety events, manufacturing challenges, regulatory delays, changes in regulatory requirements (e.g., additional or expanded clinical studies), or other factors that can negatively impact drug development.

•	While we have conducted numerous experiments using laboratory and home-based chemistry techniques that have not been able to convert NKTR-181 into a rapid-acting and more abusable opioid, there is a risk that in the future a technique could be discovered to convert NKTR-181 into a rapid-acting and more abusable opioid which would significantly diminish the value of this drug candidate.

•	The statements regarding the therapeutic potential of NKTR-181 as an opioid analgesic are based on preclinical data and data from Phase 1 clinical studies and results from future clinical studies, including the ongoing placebo-controlled Phase 2 efficacy clinical study of NKTR-181 in patients with moderate to severe chronic pain from osteoarthritis of the knee, may fail toconfirm these earlier analgesic efficacy findings.

•	Scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of Nektar’s technology platforms to potential new drug candidates is therefore very uncertain and unpredictable and one or more research and development programs could fail.

•	Nektar’s patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required in the future.

•	The outcome of any intellectual property or other litigation related to Nektar’s proprietary drug candidates (or partnered drug candidates where Nektar has indemnification responsibility) is unpredictable and could have a material adverse effect on Nektar’s business, results of operations and financial condition.

•	The market sizes for Nektar’s proprietary and partnered product programs are based on management’s current estimates only and actual market sizes may differ materially and adversely.

•	Other important risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2013.

Any forward-looking statement made by us on the conference call is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Presents Positive Data from Human Abuse Liability Study for NKTR-181, A First-in-Class Investigational Opioid to Treat Chronic Pain, at 2013 Annual Meeting of The College on Problems of Drug Dependence” issued by Nektar Therapeutics on June 19, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	June 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Presents Positive Data from Human Abuse Liability Study for NKTR-181, A First-in-Class Investigational Opioid to Treat Chronic Pain, at 2013 Annual Meeting of The College on Problems of Drug Dependence” issued by Nektar Therapeutics on June 19, 2013.